EXHIBIT 10.2

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Void after
January 30, 2011

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant is issued to Remington Partners, Inc. A California Corporation (“Holder”) by Debut Broadcasting Corporation, Inc., a Nevada corporation (the “Company”), pursuant to the terms of the Promissory Note dated January 21, 2008 (the “Note”) by and between Company and Holder.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company Sixty Two Thousand, Five Hundred (62,500) shares of Common Stock of the Company, exercisable pursuant to Section 2 of this Warrant. The shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall also be subject to adjustment pursuant to Section 8 hereof.

2. Purchase Price. The purchase price for the Shares shall be One Dollar ($1.00) per share, subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

3. Exercise Period. This Warrant is exercisable at the earlier of any time before January 30, 2011, or upon sale of the Company, sale of substantially all of the assets of the Company, or a merger or consolidation of the Company with any other person, corporation or entity, that involves a “Change in Control.” There is a “Change in Control” if, as result of a merger, consolidation or sale of assets, the holders of the Company’s voting securities prior to the change, end up holding less than fifty percent (50%) of the total voting power represented by the voting securities of the surviving or successor corporation after the change.

4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

5. Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

X = Y (A-B) /A

Where	X --	The number of shares of Common Stock to be issued to the holder of this Warrant.

	Y --	The number of shares of Common Stock purchasable under this Warrant.

	A --	The fair market value of one share of the Company’s Common Stock.

	B --	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Paragraph 5, the fair market value of the Common Stock, if publicly traded, shall be the five day average of the reported closing price each day of the Shares for the five days immediately preceding the exercise of this Warrant. If the Shares are not publicly traded, their fair market value shall be the price per share that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares, as such prices shall be determined by reference to the most recent sale or issuance by the Company of Common Stock.

6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, the Company shall issue one or more certificates for the number of Shares so purchased, as directed by Creditor, as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

7. Issuance of Shares; Covenants of Company. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Warrant Price then in effect.

10. No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

11. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Note shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

12. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holder of this Warrant. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

13 Governing Law. This Warrant shall be governed by the laws of the State of California as applied to Notes among California residents made and to be performed entirely within the State of California.

Date: January 20, 2008

DEBUT BROADCASTING CORPORATION, INC.,
a Nevada corporation

By: Steven Ludwig

SUBSCRIPTION

DEBUT BROADCASTING CORPORATION, Inc.
Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Common Stock of DEBUT BROADCASTING CORPORATION, INC., the number of Shares of Common Stock of the corporation, Inc. set forth below.

Payment of the exercise price per share required under such Warrant accompanies this Subscription.

By:
Title:

Number of Shares being exercised:

Name in which shares should be registered: